UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts		01581
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2008, based on the recommendation of the nominating and corporate governance Committee, the Board of Directors of Virtusa Corporation (the “Company”) elected William K. O’Brien as a Class I director of Virtusa Corporation (the “Company”), to serve until the Company’s annual meeting of stockholders in 2011 or until his successor is duly elected and qualified.  Mr. O’Brien was also appointed to the audit committee of the Company.  In connection with Mr. O’Brien’s appointment to the Company’s audit committee, Mr. Rowland Moriarty stepped down from the audit committee and was appointed to the compensation committee of the Company.

In connection with Mr. O’Brien’s election to the Board of Directors of the Company, under the Company’s Amended and Restated Director Compensation Policy, on November 19, 2008, Mr. O’Brien was granted a stock option (with an economic value of $90,000) exercisable for 44,074 shares of the Company’s common stock, exercisable at $4.47 per share.  The options vest 25% on the one year anniversary of the grant date and 6.25% each three month period thereafter in 12 equal installments.  The option would fully vest on November 19, 2012.

William K. O’Brien, age 64, served as Chief Executive Officer of Enterasys Networks (NYSE: ETS) from April 2002 until March 2006, and was named Executive Chairman of the Board in 2004.  Prior to Enterasys, Mr. O’Brien worked for over thirty years at PricewaterhouseCoopers, where he served in a number of roles including Chief Operating Officer of the former Coopers & Lybrand, with responsibility for the audit, tax, and financial advisory components of the U.S. business; Managing Partner for the Boston office; and Deputy Chairman in the New York-based National office, responsible for international operations and the development of core competitive competencies. He currently serves on the board of directors of Camp Dresser & McKee and Mercury Computer Systems, Inc. (NASDAQ: MRCY).   He is a graduate of Bentley College.

Item 7.01.  Regulation FD Disclosure.

On November 21, 2008, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On November 12, 2008, the Company accepted an offer for certain Auction Rate Securities Rights (“ARS Rights”) by the broker for certain of the Company’s auction rate securities, in exchange for the release of certain potential claims and damages against the broker. The ARS Rights entitle the Company to sell auction rate securities back to the broker for a price equal to the liquidation preference of the auction rate securities plus accrued but unpaid dividends or interest, if any, which price is referred to as “par,” which was approximately $6,700 at September 30, 2008. The ARS Rights may be exercised by the Company at any time between June 30, 2010 and July 2, 2012, if the securities are not earlier redeemed or sold.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits

(d)         Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1                           Press Release issued by Virtusa Corporation on July 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: November 21, 2008	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Virtusa Corporation on July 21, 2008